Exhibit 5.2

SIMPSON THACHER & BARTLETT

ICBC TOWER, 35TH FLOOR

3 GARDEN ROAD

HONG KONG

(852) 2514-7600

FACSIMILE (852) 2869-7694

September 6, 2013

Yingli Green Energy Holding Company Limited

No. 3399 Chaoyang North Street

Baoding 071051

People’s Republic of China

Ladies and Gentlemen:

We have acted as United States counsel to Yingli Green Energy Holding Company Limited, an exempted company with limited liability under the law of the Cayman Islands (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) ordinary shares, par value US$0.01 per share, of the Company (the “Ordinary Shares”); (ii) preferred shares of the Company (the “Preferred Shares” and, collectively with the Ordinary Shares, the “Equity Securities”); (iii) debt securities of the Company (the “Debt Securities”); and (iv) warrants to purchase the Equity Securities and/or the Debt Securities (the “Warrants”).  The Equity Securities, the Debt Securities and the Warrants are hereinafter referred to collectively as the “Securities.”  The Securities may be issued and sold or delivered from time to time as set forth

Leiming Chen Philip M.J. Culhane  Daniel Fertig  Celia Lam Chris Lin  Sinead O’Shea  Jin Hyuk Park  Kathryn King Sudol  Christopher Wong

Resident Partners

SIMPSON THACHER & BARTLETT, HONG KONG IS AN AFFILIATE OF SIMPSON THACHER & BARTLETT LLP WITH OFFICES IN:

NEW YORK   BEIJING   HOUSTON   LONDON   LOS ANGELES   PALO ALTO   SÃO PAULO   SEOUL   TOKYO   WASHINGTON, D.C.

in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed US$200,000,000.

The Debt Securities will be issued under the Indenture, dated as of November 28, 2008 (as amended or supplemented by indentures supplemental thereto, the “Indenture”), between the Company and Wilmington Trust Company, as Trustee (the “Trustee”).

The Warrants will be issued under one or more warrant agreements (each a “Warrant Agreement”) between the Company and such warrant agent as shall be named therein.  Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

We have examined the Registration Statement and the Indenture, which has been filed as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We also have assumed that (1) the Indenture is the valid and legally binding obligation of the Trustee;

(2) at the time of execution, countersignature, issuance and delivery of the Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (3) the Company is validly existing under the laws of the Cayman Islands.

We have assumed further that (1) the Company has duly authorized, executed and delivered the Indenture in accordance with its Third Amended and Restated Memorandum and Articles of Association and the law of the Cayman Islands, (2) execution, delivery and performance by the Company of the Indenture and the Debt Securities do not and will not violate the law of the Cayman Islands or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) execution, delivery and performance by the Company of the Indenture and the Debt Securities do not and will not constitute a breach or violation of any agreement or instrument that is binding upon the Company.

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company in accordance with its Third Amended and Restated Memorandum and Articles of Association and the law of the Cayman Islands, (2) execution, delivery and performance by the Company of such Warrant Agreement and Warrants will not violate the law of the Cayman Islands or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) execution, delivery and performance by the Company of such Warrant Agreement and Warrants do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.              With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.              With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof, the execution and delivery of a related Warrant Agreement and related matters and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT
SIMPSON THACHER & BARTLETT